Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contacts:
Nicole Noutsios
BUSINESS OBJECTS
nnoutsios@businessobjects.com
408 953 6339
Anne Guimard
BUSINESS OBJECTS
European Investors
+ 33 1 41 25 39 19
guimard@fineo.com
Press Contacts:
Peter Olson
BUSINESS OBJECTS
408 953 6320
polson@businessobjects.com
Philippe Laguerre
BUSINESS OBJECTS
European Press
+33 1 41 25 38 15
plaguerre@businessobjects.com
Penny Gralewski
FIRSTLOGIC, INC
608 782 5000
pr@firstlogic.com
Scott Humphrey
HUMPHREY STRATEGIC COMMUNICATIONS
1.503 644 9709
humphrey@strategic-pr.com

BUSINESS OBJECTS TO ACQUIRE FIRSTLOGIC, INC.
Business Objects Adds Data Quality to the Industry’s Leading
Business Intelligence Platform and Strengthens Company’s EIM Offering
SAN JOSE, Calif. and PARIS — February 8, 2006 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code: FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced that it has entered into a definitive agreement to acquire privately-held Firstlogic, Inc., a global provider of enterprise data quality solutions and services. Building on the company’s EIM (enterprise information management) strategy, this acquisition will provide customers with a single, consistent view of their business, improve the trust and confidence in the information needed to make better decisions, and accelerate compliance initiatives.
The acquisition will be an all-cash transaction of approximately $69 million. The transaction will be accounted for under the purchase method of accounting. In 2006, the transaction is expected to be accretive to Business Objects on a non-GAAP basis and dilutive on a GAAP basis due to
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Business Objects to Acquire Firstlogic, Inc

one time charges and purchase accounting adjustments. The acquisition is subject to regulatory approvals and other customary closing conditions, and is expected to be completed in the second quarter of 2006.
“Building a business intelligence strategy without a complete EIM solution is like trying to complete a puzzle without all the pieces,” said John Schwarz, CEO of Business Objects. “With today’s acquisition of Firstlogic, Business Objects acquires one of the most important pieces of the EIM puzzle — data quality. Business Objects is the only BI vendor that provides a complete EIM solution, enabling trustworthy, timely, and actionable information. This acquisition will strengthen our competitive advantage as customers increasingly standardize on one platform, and will give our customers the capabilities they need to create truly world class, game-changing business intelligence deployments.”
“EIM will play an increasingly vital role in the business intelligence market,” continued Schwarz. “As companies face the multiple pressures of regulatory compliance, expanding numbers of data sources, the need for real-time operations, and the ability to link data to performance management initiatives, customers are demanding an EIM solution that can help them scale with these fast changing dynamics. This is why Business Objects is investing in EIM solutions, and why we believe this will be an important growth driver for our company in the years to come.”
“Unlike other business intelligence vendors, Business Objects has a deep commitment to data integration, as seen in its world-class ETL (extraction, transformation, and load) tool and recent acquisition of EII (enterprise information integration) technology,” said Philip Russom, senior manager of research at The Data Warehousing Institute. “But data integration inexorably reveals data quality issues, whether problems to be fixed or opportunities to be leveraged. Business Objects’ acquisition of Firstlogic recognizes that best practices demand tight interoperability between data integration and data quality.”
Firstlogic is a privately held company with 2005 revenues in excess of $50 million and is a recognized leader in data quality. For over 20 years, Firstlogic has provided technology solutions, services, education, and consulting to help businesses establish confidence in the data driving their businesses. Firstlogic offers enterprise data quality management solutions that support the full breadth of data quality capabilities including initial data assessment and measurement, data cleansing, data enrichment, matching and consolidation, and continuous monitoring.
Over 6,000 customers worldwide have selected Firstlogic as their partner of choice for ensuring the quality of their information within data warehouse and business intelligence systems, customer and master data integration programs, CRM applications, transaction environments
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Business Objects to Acquire Firstlogic, Inc

such as call centers and Web sites, and other enterprise initiatives. Firstlogic and Business Objects have been technology partners since April 2004 and currently support joint customers including Harry & David Operations Corporation, National Offender Management Service (UK), and Omnium Worldwide.
Also today, Business Objects announced an expanded reseller agreement with Firstlogic, enabling the company to resell Firstlogic’s match consolidation technology, which is already tightly integrated with BusinessObjects Data Integrator.
“Today’s announcement affirms the importance of data quality technology to ensuring that business decisions are made on a foundation of correct and complete data,” said Eric Lieberman, president of Firstlogic, Inc. “We expect this acquisition to help customers build a stronger BI infrastructure, thus accelerating the growth and success of their BI deployments and giving them a more accurate view of their business.”
About Firstlogic
Firstlogic is the recognized market leader for enterprise-wide information quality and mail solutions. In addition to developing commercial solutions, Firstlogic partners with many systems integrators, consultants, and original equipment manufacturers to provide its unique technology to their end-user customers. Founded in 1984, Firstlogic today serves thousands of customers worldwide, including Global 2000 companies across a broad spectrum of industries. For more information, visit www.firstlogic.com.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With more than 35,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects™ XI, offers the BI industry’s most advanced and complete platform for performance management, planning, reporting, query and analysis, and data integration. BusinessObjects XI includes Crystal Reports®, the industry standard for enterprise reporting. Business Objects has built the industry’s strongest and most diverse partner community, and also offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
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Business Objects to Acquire Firstlogic, Inc

Forward Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning the Business Objects products, Firstlogic’s products, the closing of the transaction, the benefits to customers from the acquisition and impact of the transaction on Business Objects’ financial results. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others: Business Objects’ ability to attract and retain customer support for Firstlogic’s products, the ability to generate new sources of revenue from Firstlogic’s products, to realize other financial benefits from the proposed acquisition, to strengthen its position in data quality and data integration, as well as the outcome of regulatory reviews of the transaction and the ability of the parties to complete the proposed transaction. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-Q for the quarter ended September 30, 2005 and Business Objects Form 10-K for the year ended December 31, 2004, which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
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Business Objects and the Business Objects logo, BusinessObjects, and Crystal Reports are intellectual property and trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be intellectual property and trademarks of their respective owners.